Exhibit 23.3

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of GlobeSpan, Inc., pertaining to the Ultima Communication, Inc. 1999 Stock Option/Stock Issuance Plan, of our report dated March 15, 2000, except as to
Note 11, as to which the date is April 20, 2000, with respect to the consolidated financial statements of T.sqware, Inc. incorporated by reference in the Current Report (Form 8-K/A) of GlobeSpan, Inc. and included in the Registration Statement (Form S-3 No. 333-40782) and related Prospectus of GlobeSpan, Inc. filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
                                        ----------------------------

San Jose, California
November 8, 2000